CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 333-29511 on Form N-1A of our report dated February 21, 2014, relating to the financial statements and financial highlights of the Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Core Bond Fund, High Income Fund, Diversified Income Fund, Large Cap Value Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund, International Stock Fund, Madison Target Retirement 2020 Fund, Madison Target Retirement 2030 Fund, Madison Target Retirement 2040 Fund, and Madison Target Retirement 2050 Fund, each a series of Ultra Series Fund, appearing in the Annual Report on Form N-CSR of Ultra Series Fund for the period ended December 31, 2013, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

Milwaukee, WI
May 8, 2014